SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 1, 2003

(Date of earliest event reported)

POTLATCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5313	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 W. Riverside Avenue, Suite 1100, Spokane WA,	99201
(Address of principal executive offices)	(Zip Code)

509-835-1500

(Registrant’s telephone number,

including area code)

Item 5.

Following 28 years of service as a member of the Board of Directors of Potlatch Corporation, Ms. Toni Rembe announced her retirement, effective July 1, 2003.

Chairman of the Board and Chief Executive Officer L. Pendleton Siegel said, “The Board of Directors and management of Potlatch Corporation will certainly miss Toni’s wise counsel and insight, but we wish her well in her future endeavors.”

During her 28-year tenure as a Director, Ms. Rembe has served as a member of various committees of the Board of Directors, including the Finance and Nominating and Corporate Governance Committees. Most recently she has served as Chair of the Nominating and Corporate Governance Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 8, 2003

POTLATCH CORPORATION

By:	/S/ MALCOLM A. RYERSE
Malcolm A. Ryerse
Corporate Secretary